Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Chanson International Holding

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1) (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1) (2)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Units, each consisting of	Rule 457(o)	—	$0.5	$12,500,000	0.00015310	$1,913.75
Fees to be Paid	Equity	(i) One Class A Ordinary Share or one Pre-Funded Warrant(3)	Rule 457(g)	—	—	—	—	—
Fees to be Paid	Equity	(ii) One Series A Warrant(3)	Rule 457(g)	—	—	—	—	—
Fees to be Paid	Equity	(iii) One Series B Warrant(3)	Rule 457(g)	—	—	—	—	—
Fees to be Paid	Equity	Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants(4)	Rule 457(g)	—	—	—	—	—
Fees to be Paid	Equity	Class A Ordinary Shares issuable upon exercise of the Series A Warrants(5)	Rule 457(g)	25,000,000	—	$13,125,000	0.00015310	$2,009.44
Fees to be Paid	Equity	Class A Ordinary Shares issuable upon exercise of the Series B Warrants(6)	Rule 457(g)	75,000,000	—	$13,125,000	0.00015310	$2,009.44
	Total Offering Amounts					$38,750,000		$5,932.63
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$5,932.63

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class A ordinary shares, par value $0.001 per share (the “Class A Ordinary Shares”), of Chanson International Holding (the “Registrant”) registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

(3)	No separate fee is required pursuant to Rule 457(i) under the Securities Act.

(4)	The proposed maximum offering price of the Class A Ordinary Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis for any Pre-Funded Warrants offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the Units is $12,500,000.

(5)	There will be one Series A Warrant for every Class A Ordinary Share or Pre-Funded Warrant. Up to 25,000,000 Class A Ordinary Shares underlying the Series A Warrants are registered. As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of the Class A Ordinary Shares issuable upon exercise of the Series A Warrants included in the Units that are proposed to be sold in the offering is $13,125,000, as Series A Warrant is exercisable at the exercise price equal to $0.525 per share and the maximum number of Class A Ordinary Shares upon cash exercise is 25,000,000.

(6)

There will be one Series B Warrant for every Class A Ordinary Share or Pre-Funded Warrant. Up to 75,000,000 Class A Ordinary Shares underlying the Series B Warrants are registered.

As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of the Class A Ordinary Shares issuable upon exercise of the Series B Warrants included in the Units that are proposed to be sold in the offering is $13,125,000, as Series B Warrant is exercisable at the exercise price equal to $0.525 per share and the maximum number of Class A Ordinary Shares upon cash exercise is 25,000,000.

However, a holder of the Series B Warrants may also effect the zero exercise price option at any time while the Series B Warrants are outstanding. Under the zero exercise price option, the holder of the Series B Warrants, has the right to receive the number of Class A Ordinary Shares as set forth in the applicable Series B Warrant, which will be more than such number of Class A Ordinary Shares that is issuable upon cash exercise or cashless exercise. We do not expect to receive any proceeds from the zero exercise price option of the Series B Warrants because it is highly unlikely that a holder of the Series B Warrants would elect to exercise the Series B Warrants by paying cash or via cashless exercise in lieu of the zero exercise price option. The maximum number of Class A Ordinary Shares issuable under all Series B Warrants (including the zero exercise price option) shall not exceed 75,000,000. As such, holders of the Series B Warrants may elect to be issued up to 75,000,000 Class A Ordinary Shares upon the zero exercise price option.